UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2014

MERITOR, INC.
(Exact name of registrant as specified in its charter)

Indiana	1-15983	38-3354643
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

2135 West Maple Road
Troy, Michigan
(Address of principal executive offices)

48084-7186
(Zip code)

Registrant’s telephone number, including area code: (248) 435-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Other Events.

On August 21, 2014, Meritor, Inc. (the “Company”) issued a press release announcing that it has issued a notice of redemption for all of its outstanding $84,396,000 aggregate principal amount of 8.125% notes due 2015 (the “Notes”).  The redemption date is September 20, 2014 (“Redemption Date”) and the redemption price will be equal to the greater of (i) 100% of the principal amount of the Notes to be redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes (exclusive of interest accrued to the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the adjusted treasury rate, which will be calculated on the third business day preceding the Redemption Date, plus 50 basis points, plus accrued and unpaid interest, if any, to, but not including, the Redemption Date.

The Company’s press release announcing the redemption is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1 – Press Release of Meritor, Inc., dated August 21, 2014

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERITOR, INC.

By:	/s/ Sandra J. Quick
Sandra J. Quick
Senior Vice President, General Counsel and Secretary

Date: August 21, 2014